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                                                                     Exhibit 8.1

                     [Letterhead of Mayer, Brown & Platt]


                               November 24, 1998


Deutsche Recreational Asset Funding Corporation
645 Marysville Centre Drive
St. Louis, Missouri 63141

     Re:  Deutsche Recreational Asset Funding
          Corporation (Depositor);
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special tax counsel for Deutsche Recreational Asset Funding Corporation, a Nevada corporation (the "Depositor"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-56303 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series (each, a "Series") of Asset Backed Notes (the "Notes") and/or Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), each such Series representing an undivided interest in a trust (the "Trust") to be formed pursuant to either
(i) a Trust Agreement between the Depositor and the Trustee specified in the related Prospectus Supplement or (ii) a Pooling and Servicing Agreement among the Trustee, the Depositor and Deutsche Financial Services Corporation, as Servicer. Capitalized terms used herein without definitions have the meanings ascribed to them in the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus relating to the Securities (the "Prospectus") forming a part of the Registration Statement under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences," and the statements set forth in the prospectus supplement (the "Prospectus Supplement") under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal tax matters, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.
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Deutsche Recreational Asset Funding Corporation
November 24, 1998
Page 2

     The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,



                              /s/ Mayer, Brown & Platt

                              MAYER, BROWN & PLATT